As filed with the Securities and Exchange Commission on August 13, 2026

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ADC THERAPEUTICS SA
(Exact name of registrant as specified in its charter)

Switzerland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Biopôle, Route de la Corniche 3B, 1066 Epalinges, Switzerland (Address of Principal Executive Offices)
ADC Therapeutics SA 2019 Equity Incentive Plan (Full title of the plans)

ADC Therapeutics America, Inc. 430 Mountain Avenue, Suite 404 New Providence, NJ 07974 (Name and Address of Agent For Service) (908) 731-5556
(Telephone number, Including Area Code, of Agent For Service)
Copies of all communications, including all communications sent to the agent for service, should be sent to:
Deanna L. Kirkpatrick Yasin Keshvargar Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
(Do not check if a smaller reporting company)	Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E to Form S-8, the Registrant is filing this Registration Statement with the U.S. Securities and Exchange Commission (the “Commission”) to register 7,700,000 additional common shares, par value CHF 0.08 per share, of the Registrant (the “Common Shares”), for issuance under the ADC Therapeutics SA 2019 Equity Incentive Plan (the “Plan”). This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on September 30, 2025 (File No. 333-290616), August 12, 2025 (File No. 333-289543), December 18, 2023 (File No. 333-276110), December 4, 2023 (File No. 333-275882), March 15, 2023 (File No. 333-270565), June 30, 2022 (File No. 333-265917), May 6, 2021 (File No. 333-255831) and May 15, 2020 (File No. 333-238287) to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission (defined above) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	The Registrant’s Annual Report on Form 10-K filed with the Commission on March 10, 2026 (Registration No. 001-39071) (the “Form 10-K”), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on August 13, 2026 (Registration No. 001-39071), which contains the Registrant’s unaudited interim financial statements for the three and six months ended June 30, 2026 for which such statements have been filed;

(c)	The Registrant’s Quarterly Report on Form 10-Q filed with the Commission on May 4, 2026 (Registration No. 001-39071), which contains the Registrant’s unaudited interim financial statements for the three months ended March 31, 2026 for which such statements have been filed;

(d)	The Registrant’s Current Reports on Form 8-K filed with the Commission on February 23, 2026 (Registration No. 001-39071), June 2, 2026 (Registration No. 001-39071), June 3, 2026 (Registration No. 001-39071) (other than with respect to Item 7.01 information), June 24, 2026 (Registration No. 001-39071) (other than with respect to Item 7.01 information) and July 2, 2026 (Registration No. 001-39071); and

(e)	The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement Form 8-A (Registration No. 001-39071), dated May 11, 2020, as updated by Exhibit 4.1 to the Registrant’s Form 10-K, including any amendments or supplements filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

 Item 8. Exhibits.

Exhibit Number
4	ADC Therapeutics SA Amended and Restated Articles of Association (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 2, 2026 (Registration No. 001-39071))
5	Opinion of Homburger AG, Swiss counsel of ADC Therapeutics SA, as to the validity of the common shares (filed herewith)
23.1	Consent of Homburger AG, Swiss counsel of ADC Therapeutics SA (included in Exhibit 5)
23.2	Consent of PricewaterhouseCoopers SA, independent registered public accounting firm (filed herewith)
24	Powers of Attorney (included in the signature pages hereto)
99.1	ADC Therapeutics SA 2019 Equity Incentive Plan, as amended and restated (incorporated herein by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on April 20, 2026 (Registration No. 001-39071))
107.1	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Epalinges, Switzerland on August 13, 2026.

ADC THERAPEUTICS SA

By:	/s/ Ameet Mallik
Name:	Ameet Mallik
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ameet Mallik, Jose “Pepe” Carmona and Peter J. Graham and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, in connection with this registration statement, including to sign in the name and on behalf of the undersigned, this registration statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the Securities Act, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ameet Mallik	Chief Executive Officer and Director	August 13, 2026
Ameet Mallik	(Principal Executive Officer)

/s/ Jose “Pepe” Carmona	Chief Financial Officer	August 13, 2026
Jose “Pepe” Carmona	(Principal Financial Officer)

/s/ Lisa Källebo	Vice President, Corporate Controller and Chief Accounting Officer	August 13, 2026
Lisa Källebo	(Principal Accounting Officer)

/s/ Ron Squarer		August 13, 2026
Ron Squarer	Chairman of the Board of Directors

/s/ Robert Azelby		August 13, 2026
Robert Azelby	Director

/s/ Jean-Pierre Bizzari		August 13, 2026
Jean-Pierre Bizzari	Director

/s/ Timothy Coughlin		August 13, 2026
Timothy Coughlin	Director

/s/ Peter Hug		August 13, 2026
Peter Hug	Director

/s/ Viviane Monges		August 13, 2026
Viviane Monges	Director

/s/ Tyrell J. Rivers		August 13, 2026
Tyrell J. Rivers	Director

/s/ Victor Sandor		August 13, 2026
Victor Sandor	Director

/s/ Peter J. Graham	Chief Legal Officer, Authorized Representative	August 13, 2026
Peter J. Graham ADC Therapeutics America, Inc.	in the United States